UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2022

VALLEY NATIONAL BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	001-11277	22-2477875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, New York, New York 10119

(Address and zip code of principal executive offices)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, no par value	VLY	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

Effective April 1, 2022 (the “Closing Date”), Valley National Bancorp, a New Jersey corporation (“Valley”), completed its previously announced acquisition (the “Leumi USA acquisition”) of Bank Leumi le-Israel Corporation, a New York corporation (“Leumi USA”), pursuant to the Agreement and Plan of Merger, dated as of September 22, 2021 (the “Merger Agreement”), by and among Valley, Leumi USA and Volcano Merger Sub Corporation, a New York corporation and subsidiary of Valley (“Merger Sub”).

Pursuant to the Merger Agreement, on the Closing Date, (i) Merger Sub merged with and into Leumi USA, with Leumi USA continuing as the surviving corporation (the “Merger”), (ii) following the effective time of the Merger (the “Effective Time”), Leumi USA merged with and into Valley, with Valley continuing as the surviving corporation (the “Follow-On Merger”) and (iii) following the effective time of the Follow-On Merger, Bank Leumi USA, a New York state-chartered bank and subsidiary of Leumi USA, merged with and into Valley National Bank, a national bank and a wholly owned subsidiary of Valley (“VNB”), with VNB continuing as the surviving bank.

Pursuant to the Merger Agreement, at the Effective Time, each share of the common stock, par value $0.10 per share, of Leumi USA (“Leumi USA Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain shares held by Valley or Leumi USA, was converted into the right to receive (1) 3.8025 shares (the “Per Share Equity Consideration”) of common stock, no par value, of Valley (“Valley Common Stock”) and (2) $5.08 in cash (the “Per Share Cash Consideration”). In lieu of the issuance of any fractional shares, all fractional shares of Valley Common Stock that a holder of Leumi USA Common Stock would otherwise be entitled to receive as a result of the Merger will be aggregated and if such aggregation does not result in a whole number, such holder will be entitled to receive with respect thereto a number of shares of Valley Common Stock equal to such number of shares of Valley Common Stock rounded up or down to the nearest whole number.

Pursuant to the Merger Agreement, at the Effective Time, (1) each outstanding Leumi USA stock option held by an individual who was not actively employed by Leumi USA as of the date of the Merger Agreement fully vested and was converted into the right to receive cash equal to the excess of the sum of the Per Share Cash Consideration and the value of the Per Share Equity Consideration (measured based on the volume weighted average price of a share of Valley Common Stock for the ten-day period ending on the second to last trading day prior to the closing of the Merger (the “Closing”)) over the applicable exercise price and (2) each other outstanding Leumi USA stock option fully vested and was converted into a stock option to acquire shares of Valley Common Stock, with the number of shares underlying each such stock option and the applicable exercise price adjusted based on an exchange ratio of 4.225 shares of Valley Common Stock per share of Leumi USA Common Stock.

The Valley Common Stock issued in connection with the Merger was not registered under the Securities Act of 1933, as amended (the “Securities Act”) and was issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Valley on September 27, 2021 and is incorporated herein by reference.

Based on the closing price of $13.02 per share of Valley Common Stock as reported on The Nasdaq Stock Market LLC on March 31, 2022, the aggregate value of the consideration deliverable in the Merger to holders of Leumi USA Common Stock was approximately $1.2 billion, consisting of approximately 85 million shares of Valley Common Stock and $113 million in cash.

In connection with the completion of the Leumi USA acquisition, on the Closing Date, Valley and Bank Leumi Le-Israel B.M., an Israeli corporation and the parent company of Leumi USA prior to the Merger (“BLITA”), entered into an investor rights agreement (the “Investor Rights Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, BLITA will have certain director designation rights, registration rights and preemptive rights, and will be subject to certain standstill restrictions, voting obligations and restrictions on transfer of the shares of Valley Common Stock issued to it in the Merger. The Investor Rights Agreement is discussed further under Item 1.01 below.

In connection with the completion of the Leumi USA acquisition, on the Closing Date, Valley and BLITA also entered into a business cooperation agreement (the “Business Cooperation Agreement”), which provides for, among other things, an ongoing business relationship between Valley and BLITA, which will include loan participations by BLITA.

Item 1.01.	Entry into a Material Definitive Agreement.

Investor Rights Agreement

In connection with the completion of the Leumi USA acquisition, on the Closing Date, Valley and BLITA entered into the Investor Rights Agreement, pursuant to which (i) for so long as BLITA holds a number of shares of Valley Common Stock greater than or equal to 63,282,145 shares of Valley Common Stock (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares) (the “Share Ownership Threshold”), BLITA will have the right to designate two directors to each of the board of directors of Valley (the “Valley Board”) and the board of directors of VNB (the “Bank Board” and collectively with the Valley Board, the “Valley Boards”) and (ii) for so long as BLITA holds a number of shares of Valley Common Stock greater than or equal to 25,312,858 shares of Valley Common Stock (as adjusted for any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of shares), BLITA will have the right to designate one director to each of the Valley Boards. BLITA’s director designees must meet the director qualification and eligibility criteria of the Nominating and Corporate Governance Committee of the Valley Board applicable generally to members of the Valley Board and Valley Board nominees and be approved by the Nominating and Corporate Governance Committee of the Valley Board. In addition, for so long as at least one BLITA designee is serving on the Valley Boards, one BLITA designee will be entitled to serve on the Executive Committee, the Nominating and Corporate Governance Committee, the Risk Committee and the Investment Committee of the Valley Board or the Bank Board, as applicable.

The Investor Rights Agreement also provides that, from the Closing until the earlier of (i) the first date on which the number of shares of Valley Common Stock owned by BLITA is less than the Share Ownership Threshold and (ii) BLITA’s exercise of its right to terminate the Lock-Up Period (as defined below) if Valley increases the size of the Valley Board to more than 14 directors, at any time at which an individual designated by BLITA is serving as a member of the Valley Board and the Bank Board, BLITA will be entitled to designate one individual to be a nonvoting observer on the Valley Board and the Bank Board. BLITA’s observer designees will be required to meet the eligibility criteria described above for director designees.

Under the Investor Rights Agreement, BLITA is restricted from transferring shares of Valley Common Stock issued to it in the Merger (“Locked-Up Shares”) (other than specified permitted transfers or transfers pursuant to certain Valley capital raising issuances) for a period of four years following the Closing (the “Lock-Up Period”), with 25% of the Locked-Up Shares being released on each anniversary of the Closing. BLITA will have the right to terminate the Lock-Up Period if Valley increases the size of the Valley Board to more than 14 directors.

Subject to certain exceptions, during such period as BLITA is entitled to designate a director to the Valley Board, (i) with respect to certain specified matters, BLITA will vote its shares of Valley Common Stock in accordance with the recommendation of the Valley Board and (ii) BLITA will be subject to certain standstill restrictions.

The Investor Rights Agreement further provides that BLITA is entitled to certain customary demand registration, shelf takedown and piggyback registration rights with respect to its registrable securities (as provided in the Investor Rights Agreement), subject to customary limitations (including with respect to minimum offering size and maximum number of demands and underwritten shelf takedowns within certain periods).

The Investor Rights Agreement also entitles BLITA to certain preemptive rights with respect to certain issuances by Valley of Valley Common Stock, and contains additional covenants of the parties, including with respect to cooperation regarding regulatory matters, mutual employee non-solicitation restrictions and restrictions with respect to BLITA engaging in certain activities of the Leumi USA business acquired by Valley.

The foregoing description of the Investor Rights Agreement is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Current Report.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02 of this Current Report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and the Investor Rights Agreement, as of the Effective Time, the size of the Valley Board was increased by two (2) directors to consist of a total of 13 directors, with BLITA’s director designees, Avner Mendelson and Ronen Agassi (collectively, the “New Directors”) being appointed to fill the newly created vacancies on the Valley Board.

In addition, in accordance with the terms of the Merger Agreement and the Investor Rights Agreement, effective as of the Effective Time, (i) Mr. Mendelson was appointed to the Executive Committee of the Valley Board, the Investment Committee of the Valley Board and the Risk Committee of the Valley Board and (ii) Mr. Agassi was appointed to the Investment Committee of the Valley Board and the Nominating & Corporate Governance Committee of the Valley Board.

Other than the Merger Agreement and the Investor Rights Agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors.

Non-employee members of the Valley Board will be compensated for such service as described in the proxy statement filed by Valley in connection with its 2021 annual meeting of stockholders on March 8, 2021, and in any information that Valley files with the U.S. Securities and Exchange Commission (the “Commission”) that updates or supersedes that information. In addition, in connection with the Merger, Valley assumed Mr. Mendelson’s non-competition agreement with Leumi USA and the related restricted stock unit award, the terms of which are described in the proxy statement filed by Valley in connection with the Merger on December 3, 2021.

Mr. Mendelson was the President and CEO of Bank Leumi USA from 2013 until the Closing. Prior to joining Bank Leumi USA, Mr. Mendelson was the Chief of Staff to the CEO and Head of Group Strategy of BLITA. In each of these positions, Mr. Mendelson was responsible for the development and implementation of the strategic plan for the organization. Mr. Mendelson also worked as an associate at McKinsey & Company in its London office. Mr. Mendelson achieved the rank of 1st Sergeant in the Israeli Defense Forces and graduated with an MBA in Finance from the University of Pennsylvania Wharton School of Business.

Mr. Agassi has substantial banking experience, including in international banking. Mr. Agassi serves as Head of the Corporate Division of BLITA. In his role, Mr. Agassi is responsible for the Corporate Subdivision, Commercial Subdivision, Real Estate Subdivision, LeumiTech, and the Special Purpose Loans Department. Mr. Agassi also served as Head of the Capital Markets Division of BLITA and as the Chairman of Leumi Partners Ltd, a subsidiary of BLITA, from 2017 until 2020. Prior to joining BLITA, Mr. Agassi served as the CEO of Harel Investments and CFO and Head of the Resources Division. Mr. Agassi holds a BA in Accounting and Business Administration from the College of Management Academic Center in Israel. He is also a Certified Public Accountant (CPA).

Item 8.01	Other Events

On April 1, 2022, Valley issued a press release announcing the completion of the Merger, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial information required by this Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed.

(d)    Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 22, 2021, by and among Bank Leumi le-Israel Corporation, Valley National Bancorp and Volcano Merger Sub Corporation (incorporated by reference to Exhibit 2.1 to Valley National Bancorp’s Form 8-K, filed with the Commission on September 27, 2021).

10.1	Investor Rights Agreement, dated as of April 1, 2022, by and between Valley National Bancorp and Bank Leumi Le-Israel B.M.

99.1	Press Release, dated April 1, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY NATIONAL BANCORP

By:	/s/ Ronald H. Janis
Ronald H. Janis
Senior Executive Vice President, General Counsel and Corporate Secretary

Dated: April 1, 2022